UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

BBX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida		33301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2021, the Board of Directors of BBX Capital, Inc. (the “Company”) appointed Marcia Barry-Smith to the Company’s Board of Directors. Since 2012, Ms. Barry-Smith has served as President and CEO of MBS Consulting Services. Prior to joining MBX Consulting Services, Ms. Barry-Smith was employed in the banking industry for over 30 years, including serving as Senior Vice President and CRA Officer of BankAtlantic and Senior Vice President of Citizens Federal Bank.

As compensation for her service on the Company’s Board of Directors, Ms. Barry-Smith will receive the Company’s standard compensation for non-employee directors, which is currently an annual cash retainer of $100,000.

There is no arrangement or understanding between Ms. Barry-Smith and the Company or any other person pursuant to which she was appointed as a director.

The Company’s Board of Directors approved an increase in the size of the Board from eleven directors to twelve directors in connection with the appointment of Ms. Barry-Smith to the Board.

Item 8.01 Other Events.

Increase of Share Repurchase Program

On September 21, 2021, the Company’s Board of Directors approved an increase in the Company’s existing share repurchase program from $10 million of shares of the Company’s Class A and Class B Common Stock to $20 million of shares of the Company’s Class A and Class B Common Stock. After giving effect to this increase and previous repurchases made by the Company under the share repurchase program, approximately $11.7 million of shares of the Company’s Class A Common Stock and Class B Common Stock remain available for repurchase by the Company under the program. The timing, price, and number of shares which may be repurchased under the program in the future will be based on market conditions, applicable securities laws, and other factors. Share repurchases may be made from time to time through solicited or unsolicited transactions in the open market, or in privately negotiated transactions. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended, modified, or terminated at any time without prior notice. A copy of the Company’s press release announcing the increase in the Company’s share repurchase program is attached as Exhibit 99.1 hereto.

Recapitalization of Altis Grand Central

In September 2021, BBX Capital Real Estate LLC’s (“BBXRE”) Altis Grand Central joint venture, which owns Altis Grand Central, a 314-unit multifamily apartment community located in Tampa, Florida, was recapitalized. In connection with the recapitalization, BBXRE received a cash distribution of approximately $7.7 million from the joint venture, and BBXRE’s ownership in the joint venture was decreased from approximately 11% to 1%. As of June 30, 2021, the carrying amount of BBXRE’s investment in the joint venture was $2.1 million. BBXRE is a wholly owned subsidiary of the Company.

Item 9.01. Financial Statements and Exhibits.

d) Exhibit.

99.1	Press Release dated September 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2021

BBX Capital, Inc.

By: /s/ Brett Sheppard
Brett Sheppard
Chief Financial Officer